Exhibit 4.6

                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT

         THIS FIRST AMENDMENT, dated as of May 4, 1997 (the "First Amendment") to the Rights Agreement, dated as of April 19, 1996, (the "Rights Agreement"), is made between Virginia First Financial Corporation, a Virginia corporation (the "Company"), and First Union National Bank of North Carolina (the "Rights Agent").

         The Company and the Rights Agent desire to amend the Rights Agreement pursuant to and in accordance with Section 27 thereof, as set forth herein. Accordingly, the parties hereto agree as follows:

          1. Section 1(a) of the Rights Agreement is amended to add the following sentence at the end of such Section:

                  Notwithstanding anything in this Rights Agreement to the contrary, neither SNC nor any Subsidiary, Affiliate or Associate of SNC shall be deemed to be an Acquiring Person by virtue of the approval, execution or delivery of the Merger Agreement or the SNC Option Agreement (as defined in the Merger Agreement), or by the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement; or the acquisition of Common Shares by SNC or any Subsidiary of SNC pursuant to the SNC Option Agreement; provided, however, that in the event SNC or any Subsidiary, Affiliate or Associate of SNC becomes the Beneficial Owner of 10% or more of the Common Shares other than pursuant to the Merger Agreement or the SNC Option Agreement, the provisions of this sentence (other than this proviso) shall not be applicable.

          2. The following Section 1(h.l) is added to the Rights Agreement between Sections 1(h) and 1(i) of such Agreement:

                           (h.l) "Merger  Agreement"  shall mean the Agreement
                  and Plan of Reorganization dated as of May 6, 1997, by and among the Company and SNC, as amended from time to time.

          3. Section 1(l) of the Rights Agreement is amended to add the following sentence to the end of such Section:

                  Notwithstanding anything in this Rights Agreement to the contrary, neither (i) the approval, execution or delivery of the SNC Option Agreement (as defined in the Merger Agreement) or the Merger Agreement nor (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of Common Shares by SNC or any Subsidiary of SNC pursuant to the SNC Option Agreement shall be deemed to cause a Shares Acquisition Date to occur; provided, however, that in the event SNC or any Subsidiary, Affiliate or Associate of SNC becomes the Beneficial Owner of 10% or more of the Common Shares other than pursuant to the Merger Agreement or the SNC Option Agreement, the provisions of this sentence (other than this proviso) shall not be applicable.

          4. The following Section 1(l.1) is added to the Rights Agreement between Section 1(1) and 1(m) of such Agreement:

                  (1.1) ["SNC"] shall mean Southern National Corporation, a North Carolina corporation.

          5. Section 3(a) of the Rights Agreement is amended to add the following proviso at the end of the first sentence of such Section:

                  ; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, neither (i) the approval, execution or delivery of the SNC Option Agreement (as defined in the Merger Agreement) or the Merger Agreement nor (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of Common Shares by SNC or any Subsidiary of SNC pursuant to the SNC Option Agreement shall be deemed to cause a Distribution Date to occur; provided, however, that in the event SNC or any Subsidiary, Affiliate or Associate of SNC becomes the Beneficial Owner of 10% or more of the Common Shares other than pursuant to the Merger Agreement or the SNC Option Agreement, the provisions of the foregoing proviso to this sentence (other than this second proviso) shall not be applicable.

          6. Section 11(a)(ii) of the Rights Agreement is amended to add the following sentence at the end of the first paragraph of such Section:

                  Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 11(a)(ii) (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution or delivery of the SNC Option Agreement (as defined in the Merger Agreement) or of the Merger Agreement or (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of Common Shares by SNC or any Subsidiary of SNC pursuant to the SNC Option Agreement; provided, however, that in the event SNC or any Subsidiary, Affiliate or Associate of SNC becomes the Beneficial Owner of 10% or more of the Common Shares other than pursuant to the Merger Agreement or the SNC Option Agreement, the provisions of this Section 11(a)(ii) shall be applicable.

          7. Section 13 of the Rights Agreement is amended to add the following sentence at the end of such Section:

                  Notwithstanding anything in this Rights Agreement to the contrary, this Section 13 (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution or delivery of the SNC Option Agreement (as defined in the Merger Agreement) or the Merger Agreement, or (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of Common Shares by SNC or any Subsidiary of SNC pursuant to the SNC Option Agreement; provided, however, that in the event any transaction described in the first sentence of this
                  Section 13 shall occur between the Company and SNC or any Subsidiary, Affiliate or Associate of SNC other than pursuant to the SNC Option Agreement or the Merger Agreement, the provisions of this Section 13 shall apply to such transaction.

          8. Section 24(a) of the Rights Agreement is amended to add the following sentence at the end of such Section:

                  Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 24(a) (other than the proviso contained in this sentence) shall not apply to (i) the approval, execution or delivery of the SNC Option Agreement (as defined in the Merger Agreement) or the Merger Agreement or (ii) the consummation of the Merger (as defined in the Merger Agreement) pursuant to the Merger Agreement or the acquisition of Common Shares by SNC or any Subsidiary of SNC pursuant to the SNC Option Agreement; provided, however, that in the event SNC or any Subsidiary, Affiliate or Associate of SNC becomes the Beneficial Owner of 10% or more of the Common Shares other than pursuant to the Merger Agreement or the SNC Option Agreement, the provisions of this Section 24(a) shall be applicable.

          9. This First Amendment to the Rights Agreement shall be deemed to be in full force and effective prior to the execution and delivery of the Merger Agreement and the SNC Option Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          10. Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Rights Agreement.

          11. This First Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

          12. This First Amendment to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

          13. In all respects not inconsistent with the terms and provisions of this First Amendment to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this First Amendment to the Rights Agreement, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Rights Agreement to be duly executed and attested, all as of the day and year first above written.



Attest:
                                             VIRGINIA FIRST FINANCIAL
                                             CORPORATION


By:     ________________________              By:  __________________________
Title:  ________________________              Title: _________________________



Attest:                                       FIRST UNION NATIONAL BANK
                                              OF NORTH CAROLINA


By:     ________________________              By:  __________________________
Title:  ________________________              Title: _________________________